EXHIBIT 32

CERTIFICATION

The undersigned hereby certify that the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 of PHL Variable Insurance Company (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James D. Wehr		/s/ Peter A. Hofmann
Name:	James D. Wehr	Name:	Peter A. Hofmann
Title:	President	Title:	Senior Executive Vice President,
Chief Financial Officer and Treasurer
Date:	August 13, 2012	Date:	August 13, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PHL Variable Insurance Company and will be retained by PHL Variable Insurance Company and furnished to the Securities and Exchange Commission or its staff upon request.